UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 16, 2011
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On December 15, 2008, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into a Lease Agreement (the "Lease") with Bunge North America, Inc. (“Bunge”). Under the Lease, the Company leased from Bunge a grain elevator located in Council Bluffs, Iowa, for approximately $67,000 per month. The Lease term expired on December 31, 2009, but the parties continued to perform under the Lease on a month-to-month basis.  On May 16, 2011, the Lease was terminated because the Company no longer required use of the grain elevator.

Bunge is a member of the Company and holds a significant amount of our equity.  Through a series of agreements, Bunge procures the corn used in the Company’s process, markets the ethanol, distillers grains and corn oil produced by the Company’s plant and provides risk management and other services to the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

10.1	Lease Agreement dated December 15, 2008 with Bunge North America, Inc. (incorporated by reference to Exhibit 10.2 of Form 8-K filed by the Company on December 22, 2008).
10.2	Letter Terminating Lease Agreement dated May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager/Chief Executive Officer